Exhibit 10.101

WAIVER AND AMENDMENT AGREEMENT #2

This AMENDMENT AGREEMENT (this “Agreement”) is entered into as of June 16, 2023 (the “Effective Date”) by and between Tangiers Investment Group, LLC (“Holder”), and CarbonMeta Technologies, Inc., a Delaware corporation (“Company”). The Company and the Holder are each a “Party” to this Agreement and are sometimes collectively referred to as the “Parties”. Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Note (defined below).

WHEREAS, Company previously sold and issued to Holder that certain 0% Convertible Promissory Note dated March 27, 2014 in the original principal amount of $600,000 (“Note 1”);

WHEREAS, Company previously sold and issued to Holder that certain 10% Convertible Promissory Note dated March 27, 2014 in the original principal amount of $75,000 (“Note 2”);

WHEREAS, Company previously sold and issued to Holder that certain 0% Convertible Promissory Note dated October 11, 2016 in the original principal amount of $85,000 (“Note 3”)

WHEREAS, Company previously sold and issued to Holder that certain 10% Convertible Promissory Note dated January 30, 2017 in the original principal amount of $55,000 (“Note 4”)

WHEREAS, Company previously sold and issued to Holder that certain 10% Convertible Promissory Note dated July 19, 2021 in the original principal amount of $105,000 (“Note 5”)

WHEREAS, Company previously sold and issued to Holder that certain 10% Convertible Promissory Note dated September 8, 2021 in the original principal amount of $105,000 (“Note 6”); and, together with Note 1, Note 2, Note 3, Note 4, and Note 5, the “Notes”);

WHEREAS, No new or additional cash or property consideration of any kind is being provided in connection with this Agreement; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the Parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Acknowledgement of Default.

(a)	Company acknowledges that Company is currently in default under Note 2 due to Company’s failure to repay the Note, in accordance with the provisions set forth therein.

(b)	Company further acknowledges and confirms that as of the Effective Date, and immediately prior to any of the payments specified in Note 2, the Company is indebted to Holder, without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $205,253.42, comprised of principal of $75,000 due on account of Note 2, together with $130,253.42 accrued but unpaid interest thereon (Note 2 Obligation). The Company and Holder understand, acknowledge, and agree, Note 2 shall no longer accrue interest as of the date of this Agreement.

3. Waiver of Events of Default Under Note 2. The Holder agrees that any and all Events of Default under Note 2 occurring prior to the Effective Date or continuing after the Effective Date shall be deemed waived, without any recourse or remedy, by Holder or any successor or assign.

4. Amendment of Conversion Price. To induce the Holder to enter into this Agreement, and as consideration contained herein, the Parties agree the provisions pertaining to “Conversion Price” in the Notes are hereby amended and restated in their entirety as follows:

“Conversion Price” shall be equal to $0.0002.

5. Ratification of the Notes. The Notes shall be and remain in full force and effect in accordance with its terms, and are hereby ratified and confirmed in all respects. Company acknowledges that it is unconditionally obligated to pay the remaining balance of each Note and represents that such obligation is not subject to any defenses, rights of offset or counterclaims. No forbearance or waiver other than as expressly set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power or remedy of Holder under any Note, as in effect prior to the date hereof.

6. Repayment. The Company shall have the right to repay the outstanding Principal Amounts and Interest that are due on the Notes in cash without penalty.

7. Representations, Warranties and Agreements. In order to induce Holder to enter into this Agreement, Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Company hereunder.

(b) All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects. Company acknowledges and agrees that Holder has been induced in part to enter into this Agreement based upon Holder’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement.

(c) Except as expressly set forth in this Agreement, Company acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Company under the terms of the Notes.

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(d) Company hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Company (or had the opportunity to be represented by counsel). Company further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

8. Headings. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

9. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws. Each party agrees that the proper venue for any dispute arising out of or relating to this Agreement shall be the courts of the State of California. COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

11. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

12. Entire Agreement. This Agreement, and all other documents referred to herein, supersedes all other prior oral or written agreements between Company, Holder, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Holder nor Company makes any representation, warranty, covenant or undertaking with respect to such matters.

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13. No Reliance. Company acknowledges and agrees that neither Holder nor any of its officers, directors, shareholders, managers, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, Company is not relying on any representation, warranty, covenant or promise of Holder or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement.

14. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

15. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Notes shall remain in full force and effect, enforceable in accordance with all of their original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Holder and Company. If there is any conflict between the terms of this Agreement, on the one hand, and the Notes or any other transaction document, on the other hand, the terms of this Agreement shall prevail.

16. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

17. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Company or Holder shall be given as set forth in the “Notices” section of the Notes.

18. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Page to Follow.]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:

CARBONMETA TECHNOLOGIES, INC.

By:

Name:

Title:

HOLDER:

TANGIERS INVESTMENT GROUP, LLC

By:

Name:

Title:

[Signature Page to Waiver and Amendment Agreement #2]